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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2001

The Wet Seal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)
26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)	92610 (Zip Code)

Registrant's telephone number, including area code: (949) 583-9029

(Former name or address, if changed since last report)

Item 5. Other Events.

    On June 14, 2001, The Wet Seal, Inc. (the "Company") announced that Ann Cadier-Kim resigned as Executive Vice President and Chief Financial Officer of the Company. Ms. Cadier-Kim will remain with the Company through a suitable transition period.

    In addition, on June 13, 2001, the Company announced the appointment of Christopher G. Staff as President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Staff has served as the President and Chief Operating Officer of Authentic Fitness, a division of Warnaco, which designs, manufactures and markets swimwear, swim accessories, and active fitness apparel under various brand names, and operates 126 Speedo® Authentic Fitness® stores. Mr. Staff joined Warnaco in 1974, and held a variety of positions, including President and Chief Operating Officer of the Activewear Division of Warnaco from 1989 to 1992, and President and Chief Operating Officer of Authentic Fitness Corporation from 1992 to 1994. Mr. Staff served as the President and Chief Operating Officer of Vans, Inc. from 1994 to 1995, then returned to Authentic Fitness in 1996 to be its President and Chief Operating Officer.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc. (Registrant)
Date: June 15, 2001	By:	/s/ KATHY BRONSTEIN Name: Kathy Bronstein Title: Vice Chairman and Chief Executive Officer

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SIGNATURES